UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2015

Lightstone Value Plus Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-52610	20-1237795
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2015, Bruno de Vinck resigned from the board of directors (the “Board of Directors”) of Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Company”), effective September 1, 2015. Additionally, effective September 1, 2015, Mr. de Vinck will no longer serve as the Company’s Chief Operating Officer and Senior Vice President, Secretary. Mr. de Vinck did not resign pursuant to any disagreement with the Company. Mr. de Vinck served as a director of the Company since May 2005.

In connection with Mr. de Vinck ’s resignation, the Board of Directors took action to reduce the number of directors constituting the entire Board of Directors to four directors pursuant to Article III, Section 2 of the Company’s bylaws, effective immediately following effectiveness of Mr. de Vinck’s resignation. The Company’s other current directors will continue to serve on the Board of Directors.

Additionally, in connection with Mr. de Vinck ’s resignation, the Board of Directors has named Mitchell Hochberg, the Company’s President, as Chief Operating Officer and Joseph E. Teichman, the Company’s General Counsel, as Secretary. There are no related party transactions involving Messrs. Hochberg or Teichman that are reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

Date: August 20, 2015	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer

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